EXHIBIT 10.90
                                  -------------

                        AMENDMENT TO CONSULTING AGREEMENT

This agreement (the "Amendment") shall amend the terms of the Consulting Agreement, dated July 13, 2001, by and between Vertical Computer Systems
("Vertical") and Steven Rossetti ("Contractor"). The parties hereby agree to amend the Agreement as follows:

1. Vertical agrees to pay Contractor $30,000.00 in cash and issue 1,000,000 warrants at a strike price of $0.012 per share, which shall constitute full settlement of all consideration owed to Contractor up to and including August 31, 2002.

2. The term of this Agreement will continue for one year, and, in consideration for providing future services by Contractor on its behalf, Vertical shall pay Contractor five thousand dollars ($5,000) for each month of services rendered by Contractor. The expense reimbursement provisions of the July 13, 2001 agreement shall remain in effect for the term of this agreement.

3. Contractor shall continue to act in the capacity of Executive V.P., Government Affairs for Vertical.

4. The Non-Disclosure and Non-Solicitation Agreement ("NDA"), entered into on Sepetember 11, 2002, between the parties, shall govern this Agreement beginning on the effective date of the NDA. The NDA shall also be amended as follows: the term of the NDA shall be extended by the period that this Agreement runs. By way of example, if this Agreement runs for six (6) months, then six (6) months shall be added to the term of the NDA.

5. As between the Agreement and this Amendment, the terms of this Amendment shall control. Except as modified herein, the terms of the Agreement shall remain in full force and effect.

The parties hereby agree to the terms amending the Agreement this 11th day of September 2002.


                              "VERTICAL"

                              --------------------------
                              Richard Wade/President, CEO
                              Vertical Computer Systems, Inc.


ACCEPTED AND AGREED:

"CONTRACTOR"

-----------------------
Steven Rossetti